                                                                    EXHIBIT 10.5

                                    ELAN CORPORATION, PLC
                                        LINCOLN HOUSE
                                        LINCOLN PLACE
                                      DUBLIN 2, IRELAND

                              ELAN INTERNATIONAL SERVICES, LTD.
                                     102 ST. JAMES COURT
                                    FLATTS, SMITHS PARISH
                                        BERMUDA FL 04




                                                              September 28, 1998


Ligand Pharmaceuticals Incorporated
10275 Science Center Drive
San Diego, California 92121

Attention:   David E. Robinson

                            Re: License and Financing Transaction

Ladies and Gentlemen:

        This letter of intent (the "Letter of Intent") confirms the agreement reached by ELAN CORPORATION, PLC, a public limited company organized under the laws of Ireland ("Elan"), ELAN INTERNATIONAL SERVICES, LTD., a Bermuda corporation and a wholly-owned subsidiary of Elan ("EIS"), and LIGAND PHARMACEUTICALS INCORPORATED, a Delaware corporation ("Ligand"), with respect to
(i) the purchase by EIS of an aggregate of 1,716,738 shares of common stock, par value $0.001 per share, of Ligand (the "Common Stock") at a purchase price of $11.65 per share, (ii) the purchase by EIS of Zero Coupon Convertible Senior Notes due 2008 (the "Notes") at an aggregate issue price of up to $110.0 million and (iii) the licensing by Elan of certain intellectual property to Ligand. This Letter of Intent shall be binding on the parties hereto and sets forth the basic terms upon which the parties have agreed. The full terms of the transactions contemplated hereby shall be set forth in definitive agreements to be prepared as described below.

        The parties agree as follows:

        1. License. Elan and Ligand shall enter into a license on terms and conditions substantially in accordance with those set forth in the term sheet attached hereto as Exhibit A. The parties acknowledge that Exhibit A sets forth only the basic terms of the understanding between the parties and is subject to the further negotiation and preparation of a definitive license agreement (the "License Agreement") which shall contain additional terms and conditions customary for transactions of this type. The parties agree to act in good faith to negotiate, execute and deliver the License Agreement on or before October 31, 1998, or such other date as the parties shall mutually agree (the "Closing Date").

        2. Purchase of Common Stock and Notes. EIS shall purchase from Ligand and Ligand shall sell to EIS the Common Stock and the Notes on terms and conditions substantially in accordance with those set forth in the term sheets attached hereto as Exhibits B and C, respectively. The parties acknowledge that each of Exhibit B and C sets forth only the basic terms of the understanding between the parties and is subject to the further negotiation and preparation of definitive securities purchase and related agreements relating to the Initial Shares (as defined in Exhibit B hereto) (the "Initial Purchase Agreement") and the Additional Shares (as defined in Exhibit B hereto) and the Notes (the "Additional Purchase Agreement" and, together with Initial Purchase Agreement, the "Purchase Agreements"), which shall contain additional terms and conditions customary for transactions of this type. The parties agree to act in good faith to negotiate, execute and deliver the Initial Purchase Agreement on or before September 30, 1998 and the Additional Purchase Agreement on or before the Closing Date. The Purchase Agreements and the License Agreement are collectively referred to herein as the "Definitive Agreements."

        3. Certain Conditions. (a) The obligation of Elan and EIS to consummate the transaction contemplated by the Definitive Agreements shall be subject to conditions precedent customary for transactions of such type, including, but not limited to, the following: (1)(a) Ligand shall have executed and delivered and issued to EIS, the applicable Purchase Agreement, and such other reasonable and customary documents and instruments as provided therein or as EIS may otherwise reasonably request with respect to the transactions contemplated by Exhibits B and C hereto, (b) Ligand shall have executed and delivered the Tenth Addendum to the Amended Registration Rights Agreement, dated as of June 24, 1994, among Ligand and the persons party thereto (the "Registration Rights Agreement"), providing for the registration rights set forth in Exhibit B hereto and (c) with respect to the transactions contemplated by the Additional Purchase Agreement and the License Agreement, Ligand shall have executed and delivered the License Agreement, and such other reasonable and customary documents and instruments as provided therein or as Elan may otherwise reasonably request in respect of the transactions contemplated by Exhibit A hereto, which, in the case of each of clauses (a), (b) and (c), when duly executed and delivered by Ligand shall be valid, binding and enforceable and in full force and effect, subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and to general principles of equity, and there shall be no breach or default by Ligand thereunder; (2) there shall not have occurred from the date hereof through and including the Initial Closing Date (as defined in Exhibit B) or the Closing Date, as the case may be, any material adverse change or event that could reasonably be expected to result in a material adverse change in the business, assets, liabilities (contingent or otherwise), operations, condition (financial or otherwise), solvency, properties, prospects or material agreements of Ligand and its subsidiaries, taken as a whole (a "Material Adverse Change"); (3) Ligand shall not have breached or defaulted in any of its material obligations hereunder and thereunder and its representations herein and therein shall be true and correct in all material respects, as if made on and as of the Initial Closing Date or the Closing Date, as the case may be; (4) no consent, approval or filing (with any governmental authority or otherwise) on the part of Ligand shall be required for the execution, delivery or performance of the Definitive Agreements or the Registration Rights Agreement, or, if required, such approval shall have been obtained and any applicable waiting periods in respect thereof shall have elapsed; and (5) with respect to the transactions contemplated by the Additional Purchase Agreement and the License Agreement, that certain Preferred Share Rights Agreement, dated as of September 13, 1996, between Ligand and Wells Fargo Bank, N.A., as amended from time to time (the "Rights Agreement"), shall have been amended in form and substance reasonably satisfactory to Elan, so that the transactions contemplated by the Definitive Agreements will not require the issuance of any Rights (as defined in the Rights Agreement) thereunder.

        (b) The obligation of Ligand to consummate the transaction contemplated by the Definitive Agreements shall be subject to conditions precedent customary for transactions of such type, including, but not limited to, the following:
(1)(a) EIS shall have executed and delivered to Ligand the applicable Purchase Agreement, and such other reasonable and customary documents and instruments as provided therein or as Ligand may otherwise reasonably request with respect to the transactions contemplated by Exhibits B and C hereto, (b) EIS shall have executed and delivered the Registration Rights Agreement and (c) with respect to the transactions contemplated by the Additional Purchase Agreement and the License Agreement, Elan shall have executed and delivered the License Agreement, and such other reasonable and customary documents and instruments as provided therein or as Ligand may otherwise reasonably request in respect of the transactions contemplated by Exhibit A hereto, which, in the case of each of clauses (a), (b) and (c), when duly executed and delivered by Elan or EIS, as the case may be, shall be valid, binding and enforceable and in full force and effect, subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and to general principles of equity, and there shall be no breach or default by Elan or EIS, as the case may be, thereunder; (2) neither Elan nor EIS shall have breached or defaulted in any of its material obligations hereunder and thereunder and its representations herein and therein shall be true and correct in all material respects, as if made on and as of the Initial Closing Date or the Closing Date, as the case may be; and (3) no consent, approval or filing (with any governmental authority or otherwise) on the part of Elan or EIS shall be required for the execution, delivery or performance of the Definitive Agreements, or, if required, such approval shall have been obtained and any applicable waiting periods in respect thereof shall have elapsed.

        (c) In the event that the Definitive Agreements shall not have been executed and delivered on or prior to the later of (i) October 31, 1998 and (ii) the expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (including as a result of the material breach or default hereunder by either EIS or Elan, on the one hand, or

Ligand, on the other hand), the non-defaulting party or parties shall have the right to terminate this Letter of Intent by written notice to the other(s), whereupon the transactions contemplated hereby shall be canceled and of no further force and effect; provided that, notwithstanding the termination of this Letter of Intent, each party shall remain liable to the other for or in respect of any breach or default which shall have occurred prior to such date.

        4. Representations and Certain Covenants. (a) Ligand represents to Elan and EIS the following: (i) Ligand has full corporate power and authority to execute, deliver and perform its obligations under this Letter of Intent, the Definitive Agreements and the Registration Rights Agreement and to consummate the transactions contemplated hereby and thereby, and this Letter of Intent has been duly executed and delivered and constitutes the legal and valid obligation of Ligand and is enforceable against Ligand in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and to general principles of equity; (ii) the Common Stock and the Notes contemplated to be issued by Exhibits B and C hereto have been or will be duly and validly authorized and when issued will be fully paid and non-assessable and free from any and all options, warrants and preemptive and other rights (except as otherwise provided herein); (iii) Ligand is not in default in any material respect of its charter or by-laws, any applicable laws or regulations or any contract or agreement binding upon or affecting it or its properties or assets and the execution, delivery and performance of this Letter of Intent and the transactions contemplated hereby will not result in any such violation; and (iv) since December 31, 1996, the Company has timely filed with the Securities and Exchange Commission (the "Commission") all forms, reports, schedules, statements and other documents required to be filed by it (such documents, as supplemented and amended since the time of filing, collectively, the "SEC Documents"); the SEC Documents, including any financial statements or schedules included therein, at the time filed (and, in the case of registration statements and proxy statements, on the dates of effectiveness and the dates of mailing, respectively) (x) did not contain any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading, and (y) complied in all material respects with the applicable requirements of the Securities Act of 1933, as amended (the "Securities Act"), and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as the case may be; the financial statements of Ligand included in the SEC Documents at the time filed (and, in the case of registration statements and proxy statements, on the dates of effectiveness and dates of mailing, respectively) complied as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the Commission with respect thereto, were prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods indicated (except as indicated in the notes thereto), and fairly present (subject, in the case of unaudited interim financial statements, to normal, recurring year-end audit adjustments consistent with past practice), in all material respects, the consolidated financial position of Ligand and its subsidiaries as at the dates thereof and the consolidated results of operations and cash flows for the periods then ended; since the date of the last SEC Document prior to the date hereof, there has been no Material Adverse Change.

                (b) Elan and EIS, jointly and severally, represent to Ligand the following: (i) each of Elan and EIS has full corporate power and authority to execute, deliver and perform its obligations under this Letter of Intent, the Definitive Agreements and the Registration Rights Agreement, as the case may be, and to consummate the transactions contemplated hereby and thereby, and this Letter of Intent has been duly executed and delivered and constitutes the legal and valid obligation of Elan and EIS and is enforceable against Elan and EIS in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and to general principles of equity; (ii) neither Elan nor EIS is in default in any material respect of its charter or by-laws, any applicable laws or regulations or any contract or agreement binding upon or affecting it or its properties or assets and the execution, delivery and performance of this Letter of Intent and the transactions contemplated hereby will not result in any such violation and (iii) neither Elan nor EIS is a "U.S. person," as defined in Regulation S under the Securities Act.

                (c) Ligand shall not, prior to the earlier of (x) the Closing Date and (y) the abandonment or termination of the transactions contemplated hereby, as provided in Section 3 above, without the prior written consent of Elan, (i) make, pay or declare any dividend or distribution to any equity holder (in such capacity) or redeem any of its capital stock; provided that the payment by Ligand of cash to holders of Ligand warrants outstanding on the date hereof in connection with and upon the exercise of such warrants shall, under no circumstances, be prohibited by this clause (i); (ii) vary its business practices, in any material respect, from past practices; (iii) enter into any financing, joint venture, license or similar arrangement; provided that Ligand may enter into joint venture, licensing or similar arrangements in any country other than the United States, the United Kingdom, Germany, Japan or France; or
(iv) suffer or permit to be incurred any material liability, obligation, lien or encumbrance against any of its properties or assets, except in the ordinary course of business and consistent with past practice.

                (d) Ligand shall, prior to the earlier of (x) the Closing Date and (y) the abandonment or termination of the transactions contemplated hereby, as provided in Section 3 above, afford to the employees, agents and authorized representatives of Elan and EIS reasonable access at reasonable times, upon reasonable prior notice, to Ligand 's properties, offices, files, agreements, books and records as may be necessary in order that Elan and EIS may have a full opportunity to conduct such investigations and due diligence reviews as they shall deem necessary in connection with the transactions contemplated herein.

                (e) Elan shall, prior to the earlier of (x) the Closing Date and
(y) the abandonment or termination of the transactions contemplated hereby, as provided in Section 3 above, afford to the employees, agents and authorized representatives of Ligand reasonable access at reasonable times, upon reasonable prior notice, to Elan's files, agreements, books and records relating to Elan's intellectual property to be licensed to Ligand, as may be necessary in order that Ligand may have a full opportunity to conduct such investigations and due diligence reviews as it shall deem necessary in connection with the transactions contemplated by Exhibit A hereto.

                (f) Each of Ligand, Elan and EIS shall use their respective commercially reasonable efforts to complete the Definitive Agreements and close the transactions contemplated hereby and thereby as soon as practicable, and in any event not later than October 31, 1998.

        5. Confidentiality and Non-disclosure. From and after the date of this Letter of Intent, none of EIS, Elan or Ligand shall, except as required by applicable law or judicial or administrative process, disclose to any person or entity, publicly or privately, this Letter of Intent or the substance of the transactions contemplated hereby or the involvement of the parties with each other as contemplated hereby, without the prior written consent of the other party.

        6. Miscellaneous. This Letter of Intent (a) shall be governed by and construed in accordance with the internal laws of the State of New York, without regard to principles of conflicts of laws and, in connection therewith, each party consents to the non-exclusive jurisdiction of any Federal or state court sitting in the County, City and State of New York over any dispute arising from this Letter of Intent; (b) shall not be assigned or delegated by Elan or EIS, on the one hand, or Ligand, on the other hand, without the consent of the other party, except that each of Elan and EIS shall have the right to assign or delegate such rights and/or obligations to any affiliate that is not a "U.S. person," as defined in Regulation S under the Securities Act, and, subject to the foregoing, shall be binding upon the parties' respective successors and assigns; (c) may be executed in counterparts and delivered by facsimile transmission; and (d) together with the Definitive Agreements and the Registration Rights Agreement, constitutes the entire agreement among the parties and supersedes all prior agreements or understandings among the parties.

        Please indicate your approval to the foregoing by signing a copy of this Letter of Intent where indicated below.

                                            Very truly yours,

                                            ELAN CORPORATION, PLC


                                            By:    /s/ illegible
                                                   -----------------------------
                                                   Name:
                                                   Title:


                                            ELAN INTERNATIONAL SERVICES, LTD.


                                            By:    /s/ Kevin Insley
                                                   -----------------------------
                                                   Name:  Kevin Insley
                                                   Title: President and Chief
                                                          Financial Officer

Agreed to:

LIGAND PHARMACEUTICALS INCORPORATED


By:   /s/ David E. Robinson
      -------------------------------------
      Name:  David E. Robinson
      Title: Chairman, President & CEO

                                                                       EXHIBIT A


                                       TERM SHEET(1)
                                     LIGAND LICENSE

LICENSE An exclusive license (the "License") from Elan Pharmaceutical Technologies, a division of Elan Corporation, plc ("Elan"), to Ligand Pharmaceuticals Incorporated (collectively "Ligand") of Elan's patent rights and know-how ("Intellectual Property") required to package, use, promote, distribute, offer for sale and sell Elan's once-daily solid oral dosage form of morphine (the "Product").

                        For the avoidance of doubt, Elan's Intellectual Property shall exclude patent rights and know-how owned and
                        licensed by        ***
                                           ***
                                       ***

PRODUCT PRESENTATIONS   ***             capsules.

      ***               Ligand and its affiliates undertake    ***
                                           ***
                                           ***
                                           ***            in the Territory
                        during the Term and for   ***   thereafter.

TRADEMARK               Elan shall grant to Ligand a non-exclusive royalty free
                        license in the Territory (as defined below) for the Term to use Elan's Morphelan(TM) trademark (the "Trademark") solely for the purposes of exercising its rights and performing its obligations under this License.

COMMERCIALIZATION       Ligand will diligently pursue the commercialization of
                        the Product and shall use all *** efforts to market and promote the Product in the Territory and in doing so, shall use the same level of effort as with other similar products of similar sales potential which it markets.

                        Within *** of the submission of the New Drug Application

------------

(1) Capitalized terms used in this Term Sheet and not otherwise defined herein shall have the meanings set forth in Letter of Intent to which this Term Sheet is attached.

*** Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

                        or its foreign equivalent (the "NDA") in each country of the Territory, Elan and Ligand shall agree upon appropriate due diligence obligations on Ligand for marketing the Product including a promotional support budget and minimum sales figures for the Product for the *** following commercial launch of the Product having regard to standard industry practices.

                        In the event that the parties are unable to agree upon such due diligence obligations for the Product within the time period as set out above, the parties shall appoint an arbitrator who is technically knowledgeable in the pharmaceutical industry to choose either Elan's proposed terms or Ligand's proposed terms on the basis of which terms he determines to be closer to standard industry practice.

                        Ligand shall make a full scale commercial launch of the Product in each country of the Territory within *** of NDA approval, including marketing approvals, where applicable, being granted in such country. Elan shall not unreasonably withhold its agreement to a request by Ligand for an extension of the said *** period if there are legitimate commercial reasons for such an extension or Elan is unable to timely supply Product for launch.

CO-PROMOTION            ELAN

                        For the period from the date of execution of the Definitive Agreements up until *** of the Product in each country of the Territory, Elan shall have a *** to co-promote the Product in such country of the Territory for *** *** and on other terms to be agreed in good faith between the parties and having regard to standard industry practices in such country of the Territory.

                        LIGAND

                        For the period from the date of execution of the Definitive Agreements up until *** *** for the Product in each Member State of the European Union (excluding Ireland and the United Kingdom), whether on an individual approval basis or through the European centralized procedure, Ligand shall have a *** to co-promote the Product in such Member State of the European Union for ***

*** Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

                        *** on terms to be agreed in good faith between the parties and having regard to standard industry practices in such Member State of the European Union; provided that Ligand has established an appropriate sales force in such Member State.

                        In the event that the parties are unable to agree upon the terms for co-promotion of the Product by either party as set out above, the parties shall appoint an arbitrator who is technically knowledgeable in the pharmaceutical industry to choose either Elan's proposed terms or Ligand's proposed terms for the co-promotion on the basis of which terms he determines to be closer to standard industry practice.

PROJECT TEAM            Elan and Ligand shall establish a project team (on which
                        they shall have equal representation) to supervise the day-to-day activities related to the co-operative aspects of the research, development and commercialization of the Product. Disputes within the project team that cannot be resolved by consensus will be resolved by a management committee team (on which they shall have equal representation) from Ligand and Elan. If such management committee team cannot resolve the matter, the dispute will be referred to a designated senior officer of each of Elan and Ligand.

LICENSED TERRITORY      United States of America and its territories and Canada
                        (the "Territory").

TERM The greater of (a) the life of the patent rights in the relevant country or countries within the Territory and
                        (b) ***

                        Not later than *** prior to the expiration of the Term for a given country, Elan and Ligand shall enter into a long-term supply agreement upon terms and conditions to be mutually agreed between the parties. If the parties fail to enter into such a long-term supply agreement, Elan shall grant Ligand a license to the know-how to manufacture the Product upon terms and conditions to be mutually agreed between the parties.

*** Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

SUBLICENSE AND
ASSIGNMENT RIGHTS                ***   shall                   ***
                                                               ***

                        Neither party shall be entitled to assign this agreement without the prior written consent of the other party, save that either party may assign the License to their respective affiliates provided that there is not an adverse tax consequence for the other party.

CERTAIN CHANGES OF
CONTROL In the event that (a) a technological competitor to Elan or its affiliates *** shall, directly or indirectly, acquire ***% or more of the capital stock of Ligand, or otherwise control or influence in any material respect their management or business, or (b) any other person or entity shall acquire ***% or more of the voting stock of Ligand, or otherwise merge, consolidate or enter into any similar transaction (or binding agreement in respect thereof) with any of such entities, the License, at *** *** provided, however, that the foregoing shall not apply in relation to any exercise of any options by Elan as contemplated by the definitive documents.

LICENSE ROYALTIES
PAYABLE BY LIGAND
TO ELAN In consideration of the rights and license of the Elan patent rights for the Product, Ligand shall pay the following amounts to Elan:

                        $5,000,000 in cash or in Common Stock (valued at $11.65 per share), at Ligand's option, upon signing of the License;

                        $10,000,000 payable through an increase in the Notes, as described in Exhibit C to the Letter of Intent, upon signing of the License;

                        $*** in cash or in Common Stock (valued at a price per share equal to the ***
                                           ***
                                           ***
                                           ***
                                           *** and

                        $*** in cash or in Common Stock (valued at a price per share equal to the ***

*** Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

                                                    ***
                                                    ***
                                                    *** at Ligand's option, upon
                                      ***

PATENTS The substantive documents shall contain mutually-agreeable provisions on filing, prosecution, enforcement and maintenance.

REGULATORY APPROVALS    Regulatory approvals for the Product in the Territory
                        shall be prosecuted and owned by Elan.

SUPPLY OF PRODUCT       Ligand shall purchase the Product exclusively from Elan.

                        Product shall be supplied to Ligand in finished market packs Ex Works the manufacturing facility designated by Elan.

                        Elan shall advise Ligand of a minimum batch size for the manufacture and supply of each dosage strength of Product.

                        Ligand shall provide quarterly forecast updates on a rolling *** basis to Elan. The *** of such forecast will be binding.

                        In the event of a failure to supply (to be defined) by Elan, Elan shall grant to Ligand a production license to manufacture the Product.

PRICE OF PRODUCT        The price to be charged by Elan to Ligand for the supply
                        of Product for commercial sale in the Territory shall be:

                        - ***% of NSP for the *** *** for Product in the Territory;

                        - ***% of NSP for the *** *** for Product in the Territory; and

                        - ***% of NSP for *** during the Term of the Agreement.

                        Product for distribution as *** promotional samples shall be supplied by Elan to Ligand at *** ***

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     Confidential Treatment and filed separately with the Commission.

                        In no event shall Elan be required to supply Product for commercial sale to Ligand *** ***

                        NSP shall mean in the case of Product sold by Ligand or an affiliate, that sum determined by ***
                                                   ***
                        *** for the Product by Ligand or, its affiliate, as the case may be, in accordance with standard accounting principles, a maximum deduction of ***% to cover the following:-

                        (a) customs duties or other taxes (excluding income or corporation tax), directly related to the sale of the Product which are paid by Ligand or its affiliates as the case may be;

                        (b) a discount from the gross sales proceeds to cover such normal costs as are incurred by Ligand or its affiliates, as the case may be, in respect of transport, shipping insurance, returns, discounts directly related to the sale of the Product.

                        In Market shall mean the sale of the Product in the Territory by Ligand or its Affiliates, to an unaffiliated third party, including but not limited to a wholesaler, chain store, distributor, managed care organization, hospital or pharmacy.

                        Fully Allocated Cost shall include direct labour, direct materials and supplies, variable labor, overhead and attributable administration, quality control, quality assurance and other costs; such costs to be calculated in accordance with ***

PRODUCT SUPPORT         Elan shall be responsible, ***, for the completion
                        of the clinical studies for the Product listed in
                        Schedule I, which are currently in progress. For the avoidance of doubt, Ligand shall be responsible for the cost of all development work and/or clinical trials on the Product in addition to such ongoing clinical studies. ***

                        Ligand shall commit to undertake additional clinical

*** Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

                        expenditure, including ***
                                               ***
                                               ***
                                               *** which shall include direct
                        labor, overhead and attributable administration, quality control, quality assurance and other costs, calculated in accordance with *** during the *** following submission of the NDA in the United States.

CUSTOMARY TERMS         The License will contain customary terms, including
                        terms and conditions relating to payments; patent rights and related protection and prosecutions; auditing and review rights, confidentiality; representations and warranties; indemnities; and other customary provisions.

*** Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

                                   SCHEDULE I


                     MORPHLEAN CLINICAL DEVELOPMENT PROGRAM

STUDY I.D.    TRIAL NAME     LOCATION      COMPARATOR     STUDY     VOLUNTEERS/      CRO     ESTIMATED     ESTIMATED      STATUS/
                                                          DESIGN     PATIENTS                   START        COMPLETE     COMMENTS
----------- --------------- ------------ --------------- --------- --------------- -------- ------------- ------------- ------------




                                            ***



*** Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

                                                                       EXHIBIT B

                                 TERM SHEET(1)
                                  COMMON STOCK

INITIAL CLOSING        On September 30, 1998 (the "Initial Closing Date"),
                       Ligand will sell to EIS and EIS will purchase from Ligand
                       1,278,970 shares of Common Stock (the "Initial Shares") at a purchase price of $11.65 per share, subject to customary anti-dilution adjustments for, among other things, stock splits, stock dividends and similar transactions that occur between the date of the Letter of Intent and the Initial Closing Date.

ADDITIONAL CLOSING     On the Closing Date, Ligand will sell to EIS and EIS will
                       purchase from Ligand, 437,768 shares of Common Stock, (the "Additional Shares" and, together with the Initial
                       Shares, the "Shares") at a purchase price of $11.65 per share, subject to customary anti-dilution adjustment for, among other things, stock splits, stock dividends and similar transactions that occur between the date of the Letter of Intent and the Closing Date.

REGISTRATION RIGHTS    Elan, EIS and Ligand shall enter into the Registration
                       Rights Agreement, providing to Elan and EIS the registration rights set forth therein with respect to the Shares and all shares of Common Stock issued or issuable by Ligand under the License Agreement and upon the conversion of the Notes. Notwithstanding the foregoing, Elan, EIS and Ligand shall, prior to the termination of the Registration Rights Agreement in accordance with
                       Section 1.17 thereof, enter into a new registration rights agreement (the "New Registration Rights
                       Agreement"), to be effective upon such termination, having terms and conditions identical to those in the Registration Rights Agreement and providing registration rights for the Shares and the Common Stock issued or issuable by Ligand under the License Agreement and upon conversion of the Notes. The New Registration Rights
                       Agreement shall expire on the later of (i) December 31, 2003 and (ii) the date on which no Notes are outstanding.


-----------

(1) Capitalized terms used in this Term Sheet and not otherwise defined herein shall have the meaning set forth in Letter of Intent to which this Term Sheet is attached.

STANDSTILL             For a period of *** after the Closing Date, neither Elan
                       nor any of its affiliates shall, without the consent of
                       Ligand, acquire beneficial ownership of any Common Stock
                       or any securities of Ligand convertible into or
                       exchangeable for Common Stock, or any other rights to
                       acquire Common Stock, if, after giving effect to such
                       acquisition, Elan and its affiliates would own or
                       otherwise have the right to acquire more than 25.0% of
                       the outstanding Common Stock, on a fully diluted basis;
                       provided that this provision shall terminate and be of no
                       further force and effect upon the acquisition of, or
                       public announcement of an intent to acquire, beneficial
                       ownership (as defined under Rule 13d-3 of the Exchange
                       Act) by any person or Group (as defined in Exhibit C to
                       the Letter of Intent), of more than   ***%  of the
                       outstanding Common Stock; provided that, at any time on or after the second anniversary of the Closing Date, Elan and its affiliates may communicate with a committee of Ligand's then-independent directors regarding a negotiated acquisition of all, but not less than all, of the Common Stock then outstanding.

RESTRICTIONS ON
TRANSFER From the date hereof until the *** of the Closing Date, Elan shall not, and shall not permit any of its affiliates to, without the consent of Ligand, directly or indirectly, sell, offer to sell, contract to sell, grant any option to purchase or otherwise transfer or dispose of any of the Additional Shares, except for the sale or transfer of Additional Shares among Elan and its affiliates; provided that this provision shall terminate and be of no further force and effect with respect to the Initial Shares in the event that the Letter of Intent is abandoned or terminated in accordance with Section 3 thereof.

PREEMPTIVE RIGHTS      The Shares, together with the shares of Common Stock
                       issued to EIS under the License Agreement and upon conversion of the Notes, shall possess preemptive rights.


                                       2


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BOARD REPRESENTATION   So long as Elan and its affiliates own not less than
                       15.0% of the outstanding Common Stock (assuming the conversion of all Notes owned by Elan and its affiliates), Elan shall be entitled to designate one director (the "Elan Designee") to Ligand's board of directors. Ligand shall use its best efforts to cause and maintain the election of the Elan Designee to the Ligand board of directors.

CONDITIONS             The purchase of the Shares shall be subject to
                       conditions precedent customary for transactions of this type, including, but not limited to, those set forth in the Letter of Intent.

                                                                       EXHIBIT C

                                 TERM SHEET(1)
                      ZERO COUPON CONVERTIBLE SENIOR NOTES
                                    DUE 2008

THE NOTES               Zero Coupon Convertible Senior Notes due 2008 (the
                        "Notes").

ISSUE PRICE The Notes will have an issue price (the "Issue Price") representing a yield to maturity of 8.0% per annum (computed on a semi-annual bond equivalent basis).

INITIAL FUNDING On the Closing Date, Ligand will issue to EIS and EIS will purchase from Ligand, Notes at the Issue Price of $30,000,000 (the "Initial Notes").

SUBSEQUENT FUNDING      Ligand may, upon *** on or prior to December 31, 1999,
                        upon not less than 60 days' prior written notice to Elan, cause EIS to purchase additional Notes at the Issue Price of up to an aggregate of $80,000,000 (the
                        "Additional Notes"); provided that, the proceeds to Ligand resulting from any such purchase shall be used by Ligand solely to (i) make a $10,000,000 payment to Elan in connection with the execution and delivery of the License Agreement, (ii) make the remaining milestone payments, if any, due to the stockholders, creditors and other obligees of Seragen, Inc. ("Seragen"), in accordance with that certain Agreement and Plan of Reorganization, dated as of May 11, 1998, among Seragen,
                        Ligand and Knight Acquisition Corp., (iii) pay the purchase price for the assets of Marathon
                        Biopharmaceuticals, LLC ("Marathon"), in accordance with that certain Option and Asset Purchase Agreement, date as of May 11, 1998, among Ligand, Marathon, 520
                        Commonwealth Avenue Real Estate Corp. and 660
                        Corporation and (iv) otherwise finance the development of Ligand's business principally through product, technology and other acquisitions. The purchase by EIS of any Additional Note shall be conditioned upon the receipt by Elan of written notice stating in reasonable detail the proposed use by Ligand of the proceeds to be received from such purchase and, in the event that Ligand proposes to use such proceeds (a) for the purposes set forth in

------------

(1) Capitalized terms used in this Term Sheet and not otherwise defined herein shall have the meaning set forth in Letter of Intent to which this Term Sheet is attached.


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



                        clauses (ii) or (iii) of the immediately preceding sentence, Elan shall have completed, to its reasonable satisfaction, a confirmatory due diligence investigation relating thereto or (b) for the purposes set forth in clause (iv) of the immediately preceding sentence, Elan, in its sole discretion, shall have consented in writing to such use. Notwithstanding the foregoing, in no event shall EIS be obligated to purchase Notes, the aggregate Issue Price of which exceeds $110,000,000.


DENOMINATIONS; FORM     The Notes will be issued in minimum denominations of
                        $1,000 principal amount at maturity and integral multiples thereof. The Initial Note will be represented by one physical note and each Additional Note, if any, issued to EIS will be represented by one physical note.

INTEREST                No periodic interest payments will be made on the Notes.

CONVERSION-INITIAL
NOTES The Issue Price of the Initial Note, together with all accrued original issue discount thereon, will be convertible into Common Stock, at the option of EIS, at any time on or prior to maturity, unless previously redeemed or otherwise purchased by Ligand, at a conversion rate equal to $14.00 per share. The conversion rate for the Initial Note will be subject to customary adjustments upon the occurrence of certain events.

CONVERSION-ADDITIONAL
NOTES The Issue Price of any Additional Note, together with all accrued original issue discount thereon, will be convertible into Common Stock, at the option of EIS, at any time on or prior to maturity, unless previously redeemed or otherwise purchased by Ligand, at a per share conversion rate equal to (i)
                                                           ***
                                                           ***
                                                           ***
                        the date of issuance of such Additional Note plus (ii) a premium equal to the ***
                                                         ***
                                                         ***
                                                         ***
                                                         ***
                        provided that such conversion rate shall in no event be less than $14.00 per share or greater than $20.00 per share. The conversion rate for such Additional Note will be subject to customary adjustments upon the occurrence of certain events.

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RANKING                 The Notes will be general unsecured obligations of
                        Ligand, ranking pari passu in right of payment with all existing and future unsubordinated indebtedness of Ligand and senior in right of payment to all existing and future subordinated indebtedness of Ligand.

SINKING FUND            None.

OPTIONAL REDEMPTION     The Notes will not be redeemable by Ligand prior to the
                        third anniversary of the Closing Date. On and after such date, the Notes will be redeemable for cash at any time at the option of Ligand, in whole or in part, at a redemption price equal to the Issue Price thereof plus accrued original issue discount thereon through the date of redemption.

                        In addition, upon a Change of Control (as defined below) of Elan occurring prior to the third anniversary of the Closing Date, Ligand may, at its option, within 30 days following such Change of Control, upon not less than 10 days' prior written notice, (i) purchase all, but not less than all, of the Initial Shares (provided that the Letter of Intent shall not have been abandoned or terminated in accordance with Section 3 thereof), the Additional Shares and the shares of Common Stock received by Elan or its affiliates upon conversion of the Notes and in lieu of cash payments under the License Agreement, in each case, then owned by Elan and its affiliates and (ii) redeem the Notes, in whole but not in part, in each case, for a cash purchase price determined in accordance with this paragraph; provided that, Ligand shall be required to both purchase such Common Stock and redeem all of the Notes if any are so purchased or redeemed. The purchase price per share for the Common Stock shall be the greater of

                                                   ***
                                                   ***
                                                   ***

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
                                                  ***
                                                  ***
                                                  ***
                        The Notes shall not be convertible during the period from the date of such Change of Control until the earlier of (i) notice by Ligand that it does not intend to repurchase the Notes and (ii) the date of redemption; provided that the failure by Ligand to deliver a notice of repurchase to Elan on or before the 20th calendar day following such Change of Control shall constitute a notice that Ligand does not intend to repurchase the Notes.

                        For purposes of this Term Sheet, a "Change of Control" with respect to Elan or Ligand (in each case, the "company") will be deemed to have occurred at such time as (i) any person or group of related persons for purposes of Section 13(d) of the Exchange Act ("Group") becomes the beneficial owner (as defined under Rule 13d-3 under the Exchange Act), directly or indirectly, of 50.0% or more of the total voting power of the common stock of the company, (ii) there shall be consummated any consolidation or merger of the company in which the company is not the continuing or surviving corporation or pursuant to which the common stock of the company would be converted into cash, securities or other property, other than a merger or consolidation of the company in which the holders of the common stock of the company outstanding immediately prior to the consolidation or merger hold, directly or indirectly, at least a majority of the common stock of the surviving corporation immediately after such consolidation or merger or (iii) during any period of two consecutive years, individuals who at the beginning of such period constituted the board of directors of the company (together with any new directors whose election by such board of directors or whose nomination for election by the shareholders of the company has been approved by a majority of the directors then still in office who either were directors at the beginning of such period or whose election or recommendation for election was previously so approved) cease to constitute a majority of the board of directors of the company.

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



PURCHASE AT THE OPTION
OF THE EIS              The Notes will be purchased by Ligand, at the option of
                        EIS, on each of the fourth and seventh anniversaries of
                        the Closing Date, for a purchase price in cash equal to
                        the Issue Price thereof plus accrued original issue
                        discount thereon through the date of purchase; provided
                        that Ligand, at its option, may elect to pay such
                        purchase price in shares of Common Stock (based upon a
                        quotient obtained by dividing (i) the amount of cash to
                        which EIS would have been entitled had Ligand elected to
                        pay the purchase price in cash by (ii) the ***
                                                                       ***
                                                                       ***
                                                                       ***
                                                                       ***
                        In addition, upon a Change of Control of Ligand, the Notes will be purchased for cash by Ligand, at the option of EIS, for a change of control purchase price equal to the Issue Price plus accrued original issue discount thereon through the date of purchase.

CONDITIONS              The conditions to the purchase of the Initial Note and
                        the Additional Note, if any, by EIS shall be subject to conditions precedent customary for transactions of this type including, but not limited to, those set forth in the Letter of Intent.

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